EXHIBIT 23

CONSENT OF PRICEWATERHOUSECOOPERS, LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-01569, 333-13943, 333-20005, 333-24615, 333-64203, 333-65211, 333-67511 and 333-87905) and Form S-8 (File Nos. 333-02329, 333-13481, 333-65193, 333-65221, 333-65223, and 333-85549) of New Plan Excel Realty Trust, Inc. of our report dated February 22, 2002, except as to Note 27, as to which the date is March 1, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 8, 2002